Calculation of Filing Fee Tables
N-2
PIMCO Dynamic Income Fund
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares of Beneficial Interest, $0.00001 par value per share	457(r)			$ 3,000,000,000.00	0.0001381	$ 414,300.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 3,000,000,000.00		$ 414,300.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 157,941.81
			Net Fee Due:						$ 256,358.19
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	PIMCO Dynamic Income Fund	N-2	333-274751	10/23/2025		$ 157,941.81	Equity	Common Shares of Beneficial Interest, $0.00001 par value per share		$ 1,202,275,387.00
Fee Offset Sources	3	PIMCO Dynamic Income Fund	N-2	333-274751		10/23/2025						$ 157,941.81
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price.

Offset Note
[2]	PIMCO Dynamic Income Fund (the "Fund") previously registered the offer and sale of its common shares having an aggregate offering price of up to $2,000,000,000, offered by means of a Rule 424(b)(5) prospectus supplement, filed October 23, 2025 (the "Prior Prospectus Supplement"), pursuant to the Registration Statement on Form N-2 (File No. 333-274751) filed on September 28, 2023. As of the date of this prospectus supplement, common shares having an aggregate offering price of up to $1,202,275,387 were not sold under the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, an amount of $157,941.81 corresponding to the registration fee that was paid and remains unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder is offset against the registration fee due for this offering. The offering pursuant to the Prior Prospectus Supplement has terminated.

[3]	Please refer to Footnote 2 above.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $3,000,000,000.00. The prospectus is a final prospectus for the related offering.